UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

Dror Ortho-Design, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51783	85-0461778
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shatner Street 3 Jerusalem, Israel	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 (0)74-700-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2025, Dror Ortho-Design, Inc. (the “Company”), a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the purchasers signatory thereto (each, a “Purchaser” and, collectively the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers in a private placement (the “Private Placement”), Debentures (the “Debentures”) in an aggregate principal amount of $200,000 due August 15, 2025 (the “Maturity Date”). In addition, pursuant to the Purchase Agreement the Company agreed to issue (A) subject to the consummation of a public offering by the Company of its securities (the “Public Offering”), warrants to purchase up to a number of shares of common stock (the “Purchase Warrants”), par value $0.0001 per share (the “Common Stock”), equal to: (i) in the event the Debentures are outstanding as of the date of the consummation of the Public Offering (the “Public Offering Closing Date”), 150% of the Debenture Shares (as defined herein) issued, if any; or (ii) in the event that the Debentures are not outstanding as of the Public Offering Closing Date, 100% of the Debenture Shares that would have been issued, if any, as if such Debentures were outstanding as of the Public Offering Closing Date, and (B) subject to the completion of a Public Offering by the Company of warrants to purchase shares of Common Stock, additional warrants to purchase shares of Common Stock (the “Additional Warrants” and, collectively with the Purchase Warrants, the “Warrants”) equal to: (i) in the event that the Debentures are outstanding as of the Public Offering Closing Date, 150% of the number of shares of Common Stock underlying the warrants issued in the Public Offering that the Purchaser would have been entitled to receive had the Purchaser participated in the Public Offering in the amount equal to the Purchaser’s subscription amount under the Purchase Agreement (the “Warrant Subscription Amount”); or (ii) in the event that the Debentures are not outstanding as of the Public Offering Closing Date, 100% of the Warrant Subscription Amount. The transactions contemplated by the Purchase Agreement were consummated on June 16, 2025, for an aggregate purchase price of $200,000 (the “Closing Date”).

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary indemnification obligations of the Company, including for liabilities under the Securities Act, as amended (the “Securities Act”). The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and were subject to limitations agreed upon by the parties.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Purchasers has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Debentures and Warrants were offered without any general solicitation by the Company or its representatives.

Debentures

The Debentures bear an interest rate of 0% per annum and have a maturity date of August 15, 2025, which may be extended by the holder for subsequent periods of 60 days upon prior written notice to the Company. The Debentures also set forth certain customary events of default after which the Debentures may be declared immediately due and payable, including certain types of bankruptcy or insolvency events of default. Subject to the satisfaction of certain conditions, including applicable prior notice to the holders of the Debentures, at any time prior to the Maturity Date, the Company may elect to prepay all or a portion of the-then outstanding principal amount of the Debentures.

In the event that prior to the Maturity Date the Company consummates a Public Offering, the then-outstanding principal amount of the Debentures automatically converts into shares of the Company’s Common Stock (the “Debenture Shares”) at a conversion price equal to the per share price of the shares of Common Stock offered in the Public Offering. The Debenture Shares, if any, are subject to the same terms and conditions as the shares of Common Stock issued in the Public Offering, including the issuance of any accompanying warrants to purchase shares of Common Stock issued and registration rights granted, if any, to investors in the Public Offering.

A holder of a Debenture is prohibited from converting the Debenture into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our Common Stock then issued and outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Debenture. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company.

Warrants

The Warrants, if issued, will be exercisable for shares of Common Stock immediately upon issuance, at an exercise price equal to the per share price of the shares of Common Stock offered in the Public Offering (the “Exercise Price”), if any, and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment. A holder of the Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of the Company’s outstanding shares of Common Stock immediately after exercise of such Warrants. There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

The foregoing descriptions of the Purchase Agreement, the Debentures and the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Debentures and the Warrants, forms of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference. In connection with the issuance of the Preferred Shares and Warrants in the Private Placement described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Debenture, issued on June 16, 2025.
4.2	Form of Warrant.
10.1	Securities Purchase Agreement, dated June 16, 2025, by and among the Company and the investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2025	Dror Ortho-Design, Inc.

	By:	/s/ Eliyahu (Lee) Haddad
Eliyahu (Lee) Haddad
Chief Executive Officer

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